STOCK PURCHASE AGREEMENT

         This Agreement is entered into this 10th day of December, 1999, by and between ONLINE GAMING SYSTEMS, LTD (f/k/a ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.), a Delaware corporation with offices at 200 E. Palmetto Park Road, Suite 200, Boca Raton, FL 33431 (hereinafter referred to as "Seller") and ATLANTIC INTERNET HOLDINGS, INC., a Florida corporation, with offices at 850 E. Palm Avenue, Boca Raton, FL 33431, (hereinafter referred to as the "Purchaser").

                                    RECITALS:

         Seller owns One Hundred (100%) Percent of the issued and outstanding stock of THE EMINET DOMAIN, INC., a Delaware corporation (the "Corporation").

         Purchaser desires to acquire One Hundred (100%) Percent of the issued and outstanding stock of the Corporation and Seller desires to sell One Hundred (100%) Percent of its stock of the Corporation ("Stock") to the Purchaser upon the terms and conditions set forth herein.

         NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

         1. ASSETS OF THE CORPORATION. Seller hereby represents and warrants that the Corporation owns the following, all of which shall hereinafter be collectively referred to as the "Assets":

            a. That certain lease of real property located at 621 NW 53rd Street, Suite 135, Boca Raton, FL 33487 and a copy of which is attached hereto as Exhibit "A", hereinafter referred to as the "Premises";

            b. All of the personal property of the Corporation including without limitation, customer lists, insurance policies, residuals, furniture, furnishings, fixtures and items located in or on the Premises and as described and listed in Exhibit "B", and made a part hereof by reference. Said personal property shall also include cash and inventory. All of the above items hereinafter collectively referred to as the "Personal Property", and Seller will not remove any Personal Property from the Premises prior to the Closing hereunder unless replaced in kind and value.

            c. All right, title, and interest in all intangible property now or hereafter owned or held by Seller or the Corporation in connection with the Corporation's business now or hereafter conducted or with the use thereof, including, but not limited to any leases, contracts, customer lists, telephone exchange numbers relating to the Corporation's business.

         2. SALE OF STOCK.

            a. Transfer of Stock. Subject to the terms and conditions of this Agreement, the Seller shall sell, convey, transfer and assign to Purchaser the Stock.

            b.   Liabilities.   Purchaser  shall  not  assume  any  of  Seller's
liabilities which may in any manner encumber the Stock.

         3. PURCHASE PRICE: MANNER OF PAYMENT

            In consideration of the aforesaid sale and transfer, the Purchaser shall pay to the Seller, and Seller shall accept as the purchase price for the Stock at the Closing, the sum of TWO MILLION FIVE HUNDRED THOUSAND ($2,600,000.00) DOLLARS ("Purchase Price"), to be paid $100,000.00 in cash and by the delivery of Five Hundred Thousand (500,000) shares of the Purchaser's Convertible Preferred Stock as more fully described in the Articles of Amendment of the Purchaser attached hereto as Exhibit "C" ("Convertible Preferred Stock").

         4. DELIVERY OF STOCK. On or before the Closing Date, Seller will deliver certificates representing all of the Stock duly endorsed, so as to make the Purchaser the sole holder thereof, free and clear of all claims and encumbrances in exchange for the delivery of the Convertible Preferred Stock.

         5. REPRESENTATIONS OF SELLER.The Seller hereby represents and warrants that effective this date and the Closing Date, the representations listed below are true and correct:

            a. The Seller is the owner of 100 percent of the issued and outstanding shares of stock of Corporation; such shares are free from claims, liens, or other encumbrances; and the Seller has the unqualified right to transfer and dispose of such shares.

            b. The  shares  of Stock  constitute  validly  issued  shares of the

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

Corporation, fully paid and non-assessable.

            c. The Seller has provided the Purchaser with the complete and accurate financial statements of the Corporation for the years 1996, 1997 and 1998 and the results of its operations for the periods covered. There are no liabilities, either fixed or contingent which are not disclosed therein.

            d. Neither the Seller nor the Corporation is involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of Seller, no litigation, claims assessments, or governmental investigation or proceeding is threatened against the Seller, the Corporation or its properties, except that certain litigation entitled Axxsys International, Inc. vs. Atlantic International Entertainment, Ltd., in the Palm Beach Circuit Court, Case No. 98-10286 AD, for which the Seller agrees to continue to pay for the cost of defense of said action.

            e. As of the Closing Date, the Corporation will be in good standing in its state of incorporation, and will be in good standing and duly qualified to do business in each state where required to be so qualified.

            f. To the best of Seller's information, the Corporation has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

            g. The Corporation has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of closing.

            h. The Corporation has not breached any agreement to which it is a party.

            i. The Corporation has no subsidiary or affiliated corporations with which it engages in business or which directly or indirectly compete with the Corporation.

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

            j. The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which the Corporation or Seller is a party and has been duly authorized by all appropriate and necessary action.

            k. At the date of this Agreement Seller has, and at the Closing Date, will have to the best of their knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of the Corporation. Seller has not now and will not have, at the Closing Date, withheld knowledge of any such events, conditions, and facts which she knows, or has reasonable grounds to know, may materially affect the business and prospects of the Corporation.

         6. REPRESENTATIONS OF PURCHASER. The Purchaser hereby represents and warrants that effective this date and the Closing Date, the representations listed below are true and correct:

            a. The Purchaser has the unqualified right to transfer and dispose of the Convertible Preferred Stock.

            b. The shares of Convertible Preferred Stock constitute validly issued shares of the Purchaser, fully paid and non-assessable.

            c. The Purchaser has provided the Seller with the complete and accurate financial statements of the Purchaser from its inception until the date of this Agreement. There are no liabilities, either fixed or contingent which are not disclosed therein.


            d.  The   Purchaser  is  involved  in  any  pending   litigation  or
governmental investigation or proceeding and, to the best knowledge of Purchaser, no litigation, claims assessments, or governmental investigation or proceeding is threatened against the Purchaser or its properties.

            e. As of the Closing Date, the Purchaser will be in good standing in its state of incorporation, and will be in good standing and duly qualified to do business in each state where required to be so qualified.

            f. To the best of Purchaser's information, the Purchaser has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been

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

threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

            g. The Purchaser and its subsidiaries has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of closing.

            h. The Purchaser has not breached any agreement to which it is a party.


            i. The Corporation has subsidiary with which it engages in business.


            j. The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which the Purchaser is a party and has been duly authorized by all appropriate and necessary action.

            k. At the date of this Agreement Purchaser has, and at the Closing Date, will have to the best of their knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of the Purchaser. Purchaser has not now and will not have, at the Closing Date, withheld knowledge of any such events, conditions, and facts which it knows, or has reasonable grounds to know, may materially affect the business and prospects of the Corporation.

         7. CLOSING DATE. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon but is expected to be on or about December 15, 1999 and closing shall take place in the office of Seller's counsel at 10:00 a.m.

         8. CONDITIONS PRECEDENT TO THE PURCHASE. All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

            a. The representations and warranties by or on behalf of the parties hereto contained in this Agreement or in any certificate or documents pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

            b. The parties  hereto shall have  performed  and complied  with all

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

covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date.

            c. All current officers and directors of the Corporation shall tender their resignations as an officer and director of the Corporation.

            d. The Corporation's business shall be conducted only in the ordinary course, which shall include the maintenance of all insurance policies, but which shall not include the making of any single commitment of any type for more than $1,000.00 or involve any single payment by the Corporation of more than $1,000.00, except for those normal trade accounts generally payable in amounts in excess of $1,000.00. The Corporation shall not merge or consolidate with any other corporation; nor shall the Corporation sell or lease all or substantially all of its assets and business or acquire all or substantially all of the stock or the business or assets of any other person, firm, association, corporation or business organization or agree to do any of the foregoing.

            e. The Corporation shall not sell or lease any capital assets with an original cost or current market value in excess of $1,000.00 for any single item, or mortgage or pledge any of its properties or assets, or borrow any money, or incur, assume or guarantee or otherwise become directly or indirectly responsible for the payment of any indebtedness or any other obligation of any other person, firm, association, corporation or business organization (other than the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business).

            f. Seller shall use its best efforts to preserve the Corporation's business organization intact, to keep available to Purchaser the services of the Corporation's employees and to preserve existing business relations with suppliers, customers and others.

            g. The Corporation shall use its best efforts to comply with all laws applicable to it and to the conduct of its business and shall conduct its business in such a manner that the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made continuously.

            h. The Seller shall enter into an agreement for the use of redundant

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

internet connectivity for two years commencing April 1, 1999 at the monthly rate of $2,000.00.

            i. Purchaser shall have received an opinion of counsel for the Seller that as of the Closing Date that the Corporation is duly incorporate and in good standing under the laws of Delaware with a capitalization as represented by the Corporation's articles of incorporation and that the Corporation is licensed or qualified to do business in the State of Florida.

         9. RISK OF LOSS. In the event that damage, destruction, or other casualty to the Premises or the Assets, either partial or total, which results in reconstruction costs required to be expended in excess of $20,000.00, occurs prior to the Closing, Purchaser will, at his option, elect to proceed under one of the following subparagraphs:

            a. To cancel this Agreement, in which event any deposit paid by Purchaser hereunder will be returned to it and all parties to this Agreement will be relieved of further responsibilities hereunder; or

            b. To accept an assignment of all insurance proceeds relating to such damage, destruction, or other casualty, and to accept the Premises and Assets in their then existing condition.

         10. TERMINATION. In the event of the institution of any proceedings, judicial, administrative or otherwise, relating to the taking or to a proposed taking of any portion of the Assets or Premises by eminent domain, condemnation, or otherwise, prior to Closing, Purchaser will have the right and option to terminate this Agreement by giving Seller written notice to such effect at any time after receipt of it of notification of such occurrence or occurrences. Seller hereby agrees to furnish Purchaser with written notice in respect thereof within Forty Eight (48) Hours from Seller's receipt of knowledge or notification of such an occurrence. In the event Purchaser elects to terminate this Agreement under this provision, the total deposit will be returned to Purchaser and thereafter the parties hereto will be released from their respective obligations hereunder. The term "eminent domain, condemnation or otherwise" will be deemed to include, without limitation, such damage to the Premises or the Assets as is caused by a change of

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

grade of any street or road serving or adjacent to the Premises as well as any inverse condemnation.

         11. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         12. DOCUMENTS AT CLOSING. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            a. Seller will deliver, or cause to be delivered, to Purchaser the following:

                (1)  stock   certificates  for  the  Stock,  duly  endorsed  and
guaranteed in blank.

                (2) all corporate records of the Corporation, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing), stock books, stock transfer books, corporate seals, and other such corporate books and records as may reasonably requested for review by Purchaser and its counsel; and

                (3) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provision of this Agreement or which may be reasonably requested in furtherance of the provision of this Agreement.

                (4) an agreement between the Seller and the Purchaser requiring the Seller to provide to the Purchaser accounting, legal, auditing and related services for the Purchaser through the end of the audit and filing of the federal tax return for the calendar year 1999.

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

            b. Purchaser will deliver the Convertible Preferred Stock as provided hereinabove.

         12. MISCELLANEOUS

            a. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            b. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            c. Brokers. Neither party has employed any brokers or finders with regard to this Agreement unless otherwise described in writing to all parties hereto.

            d. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

            e. Headings. The section and subsection heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            f. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            g. Governing Law. This Agreement was negotiated and is being contracted for in the State of Florida, and shall be governed by the laws of the State of Florida, and the securities being issued herein are being issued and delivered in the State of Florida in accordance with isolated transaction and non-public offering exemption.

            h. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            i. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party.

            j. Time. Time is of the essence.

            k. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

            l. Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and other costs from the party in default.

            m. This Agreement and the transactions contemplated herein is subject to the approval of the Seller's and Purchaser's Board of Directors, which approval shall be obtained no later than Ten (10) business days after the execution of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

WITNESSES:                               SELLER



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                                         President

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                                         PURCHASER

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                                         President

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